UNITED STATES
              SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549

                          FORM 8-K

                       CURRENT REPORT


Pursuant to Section 13 or 15(d) of The Securities Exchange
Act of 1934


Date of Report (Date of earliest event reported):

                      October 18, 1995


                   GEODYNAMICS CORPORATION
    (Exact name of registrant as specified in its charter)


  California               0-15034              95-2502865
(State or other          (Commission           (IRS Employer
jurisdiction of          File Number)          Identification
incorporation)                                    Number)


    21171 Western Avenue, Suite 110, Torrance, California
(Address of Principal Executive Offices)

                             90501
                          (Zip Code)

        Registrant's telephone number, including area code
                        (310) 782-7277


                              N/A
(Former name or former address, if changed since last report.)

      This report, including exhibits, contains .. pages.


             The Exhibit Index is located on page 2.


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Item 5.  Other Events.

   On October 18, 1995, Geodynamics Corporation, a California Corporation (the "Registrant"), entered into an agreement with certain employees of its LaFehr & Chan Technologies, Inc. ("LCT") subsidiary who were shareholders of LCT prior to its acquisition by the Registrant. Pursuant to the agreement, the Registrant and representatives of the former shareholders of LCT agreed to a fixed payment of the final earnout amount to be paid to the former LCT shareholders in connection with the acquisition of LCT in 1994. Under the agreement, the Registrant and certain members of management of LCT also agreed that such members of management would acquire up to 33% of the equity of LCT, on a diluted basis, in the event a spin-off of LCT is consummated. A copy of the agreement is included as Exhibit 10.1 to this current report.




                      INDEX TO EXHIBITS

The following exhibit is filed as part of this report:

Exhibit                                           Sequential
Number           Exhibit Description              Page Number
-------    ------------------------------------   -----------
10.1       Agreement                                   4



















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                         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    GEODYNAMICS CORPORATION
Registrant


Date: November 20, 1995         By: /s/ David P. Nelson
                                        David P. Nelson
                                        Vice President and Chief
                                        Financial Officer


Date: November 20, 1995         By: /s/ Robert G. Cook
                                        Robert G. Cook
                                        Corporate Controller and
                                        Chief Accounting Officer
























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